Proxy

ANNUAL GENERAL MEETING OF MEMBERS OF CONTINENTAL ENERGY CORPORATION, (the "Company") TO BE HELD AT

10TH FLOOR, 595 HOWE STREET, VANCOUVER, BC, V6C 2T5,  CANADA , ON  WEDNESDAY,  JANUARY 29, 2003, AT 11:00 A.M.

The undersigned Member of the Company hereby appoints, GARY SCHELL a Director and Chairman of the Company, or failing this person, Richard L. McAdoo, President and a Director of the Company, or in the place of the foregoing,  ____________________________ as proxy holder for and on behalf of the Member with the power of substitution to attend, act and vote for and on behalf of the Member in respect of all matters that may properly come before the Annual General Meeting (“AGM”) of the Members of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Member were present at the said Meeting, or any adjournment thereof.

RESOLUTIONS SCHEDULED FOR VOTE (For full detail of each item, please see the enclosed Notice of Meeting and Information Circular)

To Vote: “For” or “Withhold” to Elect the Following As Directors:	For		Withhold
1. Mr. Lawrence F. Barker, Jr.		1
2. Mr. Stan Lichman		2
3. Mr. Richard L. McAdoo		3
4. Mr. Gary R. Schell		4
5. Mr. Gary D. Wine		5
To Vote: “For” or “Against” to Resolve the Following Issues:	For		Against
6. To appoint STALEY OKADA & PARTNERS as Auditors of the Company for the ensuing year.		6
7. To authorize the directors to fix the auditors' remuneration		7
8. To confirm, ratify and approve grants of stock options awarded by the directors during the preceding year.		8
9. To confirm, ratify and approve all acts, deeds and things done by and the proceedings of the directors and officers of the Company on behalf of the Company during the preceding year.		9
10. To increase the Company’s authorized capital from 100,000,000 to 500,000,000 common shares.		10
11. To change the corporate domicile of the Company from the province of British Columbia to another Canadian province or territory.		11
12. To transact such other business as may properly come before the Meeting.		12

The undersigned Member hereby revokes any proxy previously given to attend and vote at said AGM.

SIGN HERE: _______________________________________

Number of Shares: __________________

Please Print Name: __________________Date:____________

Represented by Proxy Named: _____________________

IF THE NUMBER OF SHARES REPRESENTED BY THIS PROXY FORM IS NOT INDICATED BY THE MEMBER, THEN IT SHALL BE DEEMED TO REPRESENT THAT NUMBER INDICATED ON THE AFFIXED LABEL. THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

This Proxy is solicited by the Management of the Company. INSTRUCTIONS FOR COMPLETION OF PROXY

1.

If someone other than the Member of the Company signs this proxy form on behalf of the named Member of the Company, documentation  acceptable to the Chairman of the Meeting must be deposited with this proxy form, authorizing the signing person to do such. If the proxy form is not dated by the Member, it shall be deemed to be dated the date of receipt.

2.

If a registered Member wishes to attend the Meeting to vote on the resolutions in person, register your attendance with the Company's scrutineers at the Meeting. If the securities of a Member are held by a financial institution and the Member wishes to attend the Meeting to vote on the resolutions in person, cross off the management appointee name or names, insert the Member's name in the blank space provided, do not indicate a voting choice by any resolution, sign and date the proxy form and return the proxy form to the financial institution or its agent. At the Meeting, a vote will be taken on each of the resolutions as set out on this proxy form and the Member's vote will be counted at that time.

3.

If a Member cannot attend the Meeting but wishes to vote on the resolutions, the Member can appoint another person, who need not be a Member of the Company, to vote according to the Member's instructions. To appoint someone other than the person named, cross off the management appointee name or names and insert the Member's appointed proxy holder’s name in the space provided, sign and date the proxy form and return the proxy form. Where no instruction on a resolution is specified by the Member, this proxy form confers discretionary authority upon the Member's appointed proxy holder.

4.

If the Member cannot attend the Meeting but wishes to vote on the resolutions and to appoint one of the management appointees named, leave the wording appointing a nominee as shown, sign and date the proxy form and return the proxy form. Where no instruction is specified by a Member on a resolution shown on the proxy form, a nominee of management acting as proxy holder will vote the securities as if the Member had specified an affirmative vote.

5.

The securities represented by this proxy form will be voted or withheld from voting in accordance with the instructions of the Member on any poll of a resolution that may be called for and, if the Member specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in any of the resolutions shown on the proxy form, or matters which may properly come before the Meeting, the securities will be voted, if so authorized, by the proxy holder appointed, as the proxy holder in his/her sole discretion sees fit.

6.

If a registered Member has returned the proxy form, the Member may still attend the Meeting and vote in person should the Member later decide to do so. To attend, and vote at the Meeting, the Member must record his/her attendance with the Company’s scrutineers at the Meeting and revoke the proxy form in writing.

To be represented at the AGM, this proxy form must be received at the office of the Company’s transfer agent by mail or by fax no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address of the transfer agent, ComputerShare Investor Services Inc., is 510 Burrard Street, Vancouver, BC V6C 3B9 and its fax number is (604) 683-3694.